UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                         April 25, 1997
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                 1-12762                 62-1543819
(State of Incorporation) (Commission File Number)    (I.R.S. Employer
                                                      Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5. Other events.
Following  notification  of  the New  York  Stock  Exchange,  the following press releases were released to the press on  April  10 and 15, 1997.


Memphis, TN: April 10, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 450-unit Woodhollow apartment community in Jacksonville, Florida for $6.5 million in cash and assumed debt of $10.3 million. Located on Atlantic Boulevard at Hodges Boulevard, the property was built in 1986, and is presently 95 % occupied with an average monthly rent of $589. Woodhollow will be managed out of MAA's Jacksonville regional office, and brings its Jacksonville area presence to 1,782 apartments.

The assumed mortgage has a fixed rate of 7.5%, amortizes over  25 years and matures in 2002.

Mid-America  Apartment  Communities is a  self-managed  apartment
REIT which owns 20,844 units at 76 properties throughout the southeastern U.S. and Texas.


For  further information, contact Simon R. C. Wadsworth: 901-682-6600.

----------------

Memphis, TN: April 15, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 278-unit The Woods Apartments in Austin, Texas for $10 million in cash, and plans  to  invest an additional $800,000 on improvements  to  the property. The Woods was built in 1977, and is presently 89% occupied with an average monthly rent of $685. This acquisition brings MAA's presence in Austin to 1,254 apartments.

MAA will use its $90 million unsecured line of credit to finance the acquisition and improvements.

Mid-America  Apartment  Communities is a  self-managed  apartment
REIT which owns 21,122 units at 79 properties throughout the southeastern U.S. and Texas.


For  further information, contact Simon R. C. Wadsworth: 901-682-6600.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:   April 25, 1997       /s/ Simon R.C. Wadsworth
     --------------------    -------------------------------------
                                 Simon R.C. Wadsworth
                                 Executive Vice President
                                 (Principal Financial and Accounting Officer)